                                                                     EXHIBIT 5.1

                     MEADE INSTRUMENTS CORPORATION

[LOGO]               6001 OAK CANYON, IRVINE, CALIFORNIA 92618 U.S.A.
                     PHONE: (949) 451-1450;  FAX: (949) 451-1460;  www.meade.com



August 2, 2000

Meade Instruments Corp.
6001 Oak Canyon
Irvine, CA 92620

        Re: Registration Statement on Form S-8 of Meade Instruments Corp. (the "Company")

Ladies and Gentlemen:

        In my capacity as Vice President and General Counsel of Meade Instruments Corp., a Delaware corporation (the "Company"), I have, at your request, examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 260,000 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), and additional rights (together with the Common Stock, the "Shares"), to be issued pursuant to the Rudolf Bresser Nonqualified Stock Option Agreement (the "Plan"). I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Shares to be issued pursuant to and in accordance with the Plan.

        Based upon such examination and upon such matters of fact and law as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

        This opinion is furnished by me as counsel for the Company. I consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Respectively submitted,

                                       MEADE INSTRUMENTS CORP.

                                       /s/ Mark D. Peterson
                                       -----------------------------------------
                                       Mark D. Peterson
                                       Vice President and General Counsel